                                                                EXHIBIT 3.2




                                     BYLAWS

                                       OF

                     FIRST FINANCIAL MANAGEMENT CORPORATION





                            Adopted February 2, 1983

                      (As amended through March 15, 1995)

                               TABLE OF CONTENTS

                                                                                     PAGE
ARTICLE ONE:  SHARE CERTIFICATES                                                     1
         1.1.  Share Certificates
         1.2.  Share Records; Transfer of Shares
         1.3.  Lost, Stolen or Destroyed Certificates
         1.4.  Regulations, Transfer Agents and Registrars
         1.5.  Record Date
         1.6.  List or Record of Shareholders Entitled to Vote

ARTICLE TWO:  SHAREHOLDERS' MEETINGS                                                 3
         2.1.  Annual Meetings of Shareholders
         2.2.  Special Meetings of Shareholders
         2.3.  Notice
         2.4.  Voting; Presiding Officer
         2.5.  Quorum; Adjournment
         2.6.  Written Consent of Shareholders
         2.7.  Advance Notice of Shareholder Proposals or
                   Nominees for Director

ARTICLE THREE:  DIRECTORS                                                            7
         3.1.  Powers of Board
         3.2.  Number of Directors; Conduct of Meetings
         3.3.  Vacancies
         3.4.  Meetings of Board; Notice
         3.5.  Written Consent of Directors
         3.6.  Telephonic Meetings
         3.7.  Removal of Directors
         3.8.  Executive and Other Committees

ARTICLE FOUR:  OFFICERS                                                              12
         4.1.  Officers; Election
         4.2.  President
         4.3.  Secretary
         4.4.  Treasurer
         4.5.  Vice Chairmen and Vice Presidents
         4.6.  Appointment of Officers and Agents
         4.7   Officers of Operational Units
         4.8.  Removal of Officers and Agents
         4.9.  Vacancies





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
ARTICLE FIVE:  SHAREHOLDER INSPECTION RIGHTS                                         15
         5.1.  Limitation on Inspection Rights

ARTICLE SIX:  SEAL                                                                   15
         6.1.  Seal

ARTICLE SEVEN:  INDEMNIFICATION AND INSURANCE                                        16
         7.1.  Indemnification of Directors
         7.2.  Additional Indemnification of Directors
         7.3   Indemnification of Officers
         7.4   Exclusivity
         7.5   Insurance

ARTICLE EIGHT:  AMENDMENT                                                            18
         8.1.  Amendment

ARTICLE NINE:  BUSINESS COMBINATIONS                                                 18
         9.1   Business Combinations





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                                     BYLAWS

                                       OF

                     FIRST FINANCIAL MANAGEMENT CORPORATION

                                  ARTICLE ONE

                              SHARE CERTIFICATES

              1.1. SHARE CERTIFICATES. Share certificates shall be issued in consecutive order and shall be numbered in the order in which they are issued, and the numbers and registered holders of and shares represented by such certificates shall be entered in the stock records of the corporation. They shall be signed by the President and the Secretary or an Assistant Secretary and the seal of the corporation or a facsimile thereof shall be affixed thereto; provided, however, that the signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation or an employee of the corporation. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.
              1.2. SHARE RECORDS; TRANSFER OF SHARES. Transfers of shares of the corporation shall be made in the share records of the corporation only by the written direction of the person named in the certificate or by his attorney (authorized by duly executed power of attorney) or his legal representative (who shall furnish proper evidence of authority to transfer such shares), and upon surrender of the certificate or certificates for such shares properly endorsed (or accompanied by a properly endorsed instrument of transfer) and subject to such other reasonable conditions and requirements as may be required by the corporation or its agents; provided, however, that if the Board of Directors shall by resolution so provide, transfer of stock may be made in any other manner provided by law. The corporation shall maintain at its principal place of business or registered office, or the transfer agent or registrar shall maintain at its office, a record of the names and addresses of the corporation's shareholders and the number of shares, by classes and series of stock, held by each.

              1.3. LOST, STOLEN OR DESTROYED CERTIFICATES. In case of the loss, theft or destruction of any certificate of stock, a new certificate may be issued in its place, but only on delivery to the corporation of acceptable proof of such loss, theft or destruction and of proof of compliance with the requirements of law relating thereto and upon giving the corporation adequate security, in such form as may be approved by the Board of Directors, sufficient to indemnify the corporation against loss.

              1.4. REGULATIONS, TRANSFER AGENTS AND REGISTRARS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer, conversion, registration, and cancellation of certificates for shares of this corporation's stock not inconsistent with the laws of Georgia, the Articles of Incorporation or these bylaws. The Board of Directors may appoint one or more agents or





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

registrars, or both, and may require all stock certificates to bear the signature of a transfer agent or of a registrar or both.

              1.5. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which a particular action requiring such determination of shareholders is to be taken.

              1.6. LIST OR RECORD OF SHAREHOLDERS ENTITLED TO VOTE. The Secretary or other officer or agent having charge of the corporation's stock transfer books shall produce at each meeting of shareholders a list or record of the shareholders which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote at the meeting, with the address of and the number of shares held by each.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

              2.1. ANNUAL MEETINGS OF SHAREHOLDERS. The annual meeting of shareholders of the corporation shall be held at such time and place, within or without the State of Georgia, as may from time to time be fixed by the President; provided that failure to hold the annual meeting shall not work a forfeiture or give cause for dissolution of the corporation, except as provided





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

in section 14-2-285 of the Georgia Business Corporation Code in case of deadlock among directors or shareholders, nor shall such failure otherwise affect valid corporate acts.

              2.2. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the President, or by the corporation upon the written request of any holder or holders of as much as 75 percent of the outstanding shares of the corporation. Special meetings of the shareholders shall be held at such time and place, within or without the State of Georgia, as may be determined by the person or persons calling the meeting.

              2.3. NOTICE. The Secretary or an Assistant Secretary shall deliver a written notice of the place, day and time of all meetings of shareholders, not less than 10 nor more than 60 days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting provided, however, that the corporation may utilize a class of mail other than first class if the notice of the meeting is mailed, with adequate postage prepaid, not less than 30 days before the date of the shareholders' meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share records of the corporation. The notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a





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shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

              2.4. VOTING; PRESIDING OFFICER. At all meetings of the shareholders each holder of shares of the corporation shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his name on the books of the corporation. The Chairman of the Board shall preside at all meetings of the shareholders, unless he delegates such authority.

              2.5. QUORUM; ADJOURNMENT. At all meetings of shareholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Except with respect to the election of directors and as otherwise required by law or by sections 3.7 or 8.1 of these bylaws, if a quorum exists, action on a matter by shareholders is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shareholders entitled to vote at a meeting at which a quorum is present. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

              2.6. WRITTEN CONSENT OF SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.





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              2.7. ADVANCE NOTICE OF SHAREHOLDER PROPOSALS OR NOMINEES FOR
DIRECTOR. No matter of business may be brought before any annual meeting of shareholders and no person may be nominated for election as a director at any meeting of shareholders, except a matter of business or nominee that has been:

              (1) described or named in the notice of meeting of shareholders or an accompanying proxy statement;

              (2) approved for consideration or nomination by the Board of Directors; or

              (3) described or named in a written notice by a shareholder to the secretary of the corporation which has been delivered to the secretary at the principal executive offices of the corporation not less than 5 days prior to the date of such meeting which sets forth: (a) the name and record address of the shareholder delivering the notice; (b) the class and number of shares of the corporation entitled to vote at such meeting which are beneficially owned by the shareholder; (c) a brief description of such business matter or the name and age of each nominee for director and such person's residence and business addresses, the class and number of any shares of the corporation beneficially owned by such nominee and such nominee's principal occupation; (d) any material interest of the shareholder in such business matter or any material relationship of the shareholder to such nominee for director and a description of all arrangements or understandings between such shareholder and each such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are being made; and (e) as to any nominee for director, the written consent of such person to serve as a director of the corporation if so elected.





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              Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director unless nominated in accordance with this Section 2.7 and no matter of business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 2.7; provided, however, that nothing in this Section
2.7 shall be deemed to preclude discussion by any shareholder of any business properly brought before any annual meeting of shareholders in accordance with such procedures.

              The chairman of the meeting of shareholders shall, if the facts warrant, determine and declare to such meeting that business was not properly brought before the meeting, or that nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted or the defective nomination shall be disregarded, as appropriate.

                                 ARTICLE THREE

                                   DIRECTORS

              3.1. POWERS OF BOARD. Subject to these bylaws, the Board of Directors shall oversee the management of the business and operations of the corporation which shall be conducted by or under the direction of the President, and the Board of Directors shall have and may exercise all of the other powers that may be exercised or performed by the corporation.

              3.2. NUMBER OF DIRECTORS; CONDUCT OF MEETING. The Board of Directors shall consist of not less than three persons nor more than nine persons. The number of directors may be fixed or changed from time to time, within the specified range, by the Board of Directors.





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Each director shall be elected at an annual meeting of the shareholders and serve for a term of one year and until his successor is elected and qualified, or until his earlier death, resignation or removal. A majority of said directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. The Chairman of the Board or, in his absence, the President, shall preside at all meetings of the Board of Directors.

              3.3. VACANCIES. Any vacancy occurring in the Board of Directors by reason of death, resignation or incapacity to serve may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. The directors may fill a vacancy created by an increase in the number of directors pursuant to section 3.2 of these bylaws, but only for a term of office continuing until the next annual election of directors by the shareholders and the election and qualification of his successor.

              3.4. MEETINGS OF BOARD; NOTICE. The directors shall meet annually immediately following the annual meeting of the shareholders and quarterly at times determined by the Chairman of the Board or the Board of Directors; provided, however, that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. Special meetings of the directors may be called at any time by the Chairman of the Board or by any two directors, and shall be preceded by at least two days' notice of the date, time and place of the meetings. Unless otherwise provided by law, written notice shall be effective at the earliest of the following:
(1) when received or when delivered, properly addressed, to the director's last known





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principal place of business or residence, (2) five days after deposit in the mail, as evidenced by the post-mark, if mailed with first-class postage prepaid and correctly addressed, or (3) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice shall be effective when communicated if communicated in a comprehensible manner. Notice of the time and place of an adjourned special meeting need not be given to absent directors if the time and place are fixed at the meeting which has been adjourned. A director may waive notice of any meeting by executing a written waiver and delivering it to the corporation for inclusion in the minutes or filing with the corporate records. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or without the State of Georgia at such place as may be determined by the person or persons calling the meeting. A majority of said directors shall constitute a quorum for the transaction of business. Except as otherwise provided in these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. The Chairman of the Board or, in his absence, the President, shall preside at all meeting of the Board of Directors.

              3.5. WRITTEN CONSENT OF DIRECTORS. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken





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without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors and be filed with the minutes of the proceedings of the directors.

              3.6. TELEPHONIC MEETINGS. Any action required to be taken at a meeting of the directors, or any action that may be taken at a meeting of the directors, may be taken at a meeting held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting. In all other respects the provisions of Article Three of these bylaws with respect to meetings of the Board of Directors shall apply.

              3.7. REMOVAL OF DIRECTORS. At any shareholders' meeting with respect to which notice of such purpose has been given, any one or more directors may be removed, with or without cause, by the affirmative vote of the holders of the majority of the shares of the corporation.

              3.8. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may designate from among its members an executive committee and one or more other committees, each consisting of one or more directors, subject to the following:

                     (a) Each such committee shall have and may exercise, consistent with and to the extent provided in the resolution of the Board of Directors designating such committee, all the authority of the Board of Directors (including, without limitation, the authority to authorize the affixing of the corporate seal to all documents or other papers which may require it), but no such committee shall have the authority of the Board of
Directors: (1) to approve or to propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders; (2) to fill vacancies on the Board of Directors or on any of its





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committees; (3) to amend the Articles of Incorporation pursuant to section
14-2-1002 of the Georgia Business Corporation Code; (4) to adopt, to amend or to repeal the Bylaws; or (5) to approve a plan of merger not requiring shareholder approval.

                     (b) Each member of any such committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated, elected and qualified. Any vacancy in any such committee may be filled by a resolution adopted by a majority of the full Board of Directors. The Board of Directors by resolution adopted by a majority of the full Board of Directors may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
Any member of any such committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of any such committee may resign from such committee at any time by giving written notice to the President of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                     (c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the holding of its meetings and the conduct of its business, subject to the following: a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business; the vote of a majority of the members present at a meeting at the time of a vote if a quorum is then present shall be the act of such committee; and in other respects each committee shall hold its meetings and conduct its business in the same manner as does the Board of Directors





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pursuant to Article Three of these bylaws (including, without limitation, the taking of action without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of such committee and be filed with the minutes of the proceedings of such committee). Each such committee shall keep minutes or other records of its proceedings and shall report its actions to the Board of Directors as requested and at regularly scheduled meetings of the Board of Directors.

                     (d) The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof, of any responsibility imposed by law.

                                  ARTICLE FOUR

                                    OFFICERS

              4.1. OFFICERS; ELECTION. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer and may elect one or more Vice Chairmen, Vice Presidents, or other officers or assistant officers. Any two or more offices may be held by the same person, except the office of President and Secretary.

              4.2. PRESIDENT. The President shall be the chief executive officer of the corporation, and shall be responsible for the conduct of the business of the corporation, including general supervision of the other officers of the corporation. He shall have the authority to execute notes or other contracts, agreements or instruments under the seal of the corporation or otherwise. The President shall have the authority to institute legal proceedings when the directors are deadlocked.





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              4.3.  SECRETARY.  The Secretary shall keep minutes of all
meetings of the shareholders and directors and have charge of the minute books, share records and seal of the corporation, shall have the authority to certify as to the corporate books and records, and shall perform such other duties and shall have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

              4.4. TREASURER. The Treasurer shall be charged with the management of the financial affairs of the corporation. He shall in general perform all of the duties incident to the office of treasurer and shall perform such other duties and have such other powers as from time to time may be assigned to him by the President or the Board of Directors.

              4.5. VICE CHAIRMEN AND VICE PRESIDENTS. Each Vice Chairman and Vice President, if any, shall perform such duties and exercise such powers as the President shall request or delegate and, unless the President otherwise directs, shall perform such other duties as are generally performed by vice chairmen and vice presidents, respectively, with equivalent restrictions, if any, on title, and shall have such other powers as may from time to time be delegated to him by the Board of Directors.

              4.6. APPOINTMENT OF OFFICERS AND AGENTS. The President may appoint one or more Vice Chairmen and Vice Presidents and such other officers, assistant officers and agents as the President may determine. Any such officers, assistant officers or agents so appointed shall perform such duties and have such powers as from time to time may be delegated by the President, and, unless the President otherwise directs, such appointed officers and assistant officers shall perform such duties as are generally performed by officers or assistant officers with





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

equivalent restrictions, if any, on title and shall have such other powers as may from time to time be delegated by the Board of Directors.

              4.7. OFFICERS OF OPERATIONAL UNITS. In addition to any officers, assistant officers and agents of the corporation as a whole, the President may appoint any such officers, assistant officers and agents of the corporation's operational groups, divisions and other units as the President may determine and unless the President of the corporation otherwise directs, any person appointed by the President of the corporation as the principal officer of any operational group, division or other unit of the corporation may appoint such other officers, assistant officers and agents for the respective operational group, division or other unit as such principal officer may determine. Any person appointed as an officer or assistant officer with respect to a particular operational group, division or other unit of the corporation shall perform such duties and have such authority as are generally performed by and possessed by officers or assistant officers with equivalent restrictions, if any, on title; provided, however, that unless such person is also elected or appointed as an officer of the corporation as a whole, such duties and authority shall pertain only to the operations of the respective operational group, division or other unit. Any such officer, assistant officer or other agent of an operational group, division or other unit also shall have such other powers as may from time to time be delegated by the Board of Directors or the President of the corporation.

              4.8. REMOVAL OF OFFICERS AND AGENTS. Any officer, assistant officer or agent elected by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby. Any officer or assistant officer appointed





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

by the President may be removed by the President or by the Board of Directors whenever in his or its judgment the best interests of the corporation will be served thereby.

              4.9. VACANCIES. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

                                  ARTICLE FIVE

                         SHAREHOLDER INSPECTION RIGHTS

              5.1. LIMITATION ON INSPECTION RIGHTS. Shareholders owning 2% or less of the shares of outstanding common stock of the corporation shall not be entitled to inspect or copy the accounting records of the corporation or the record of the corporation's shareholders.

                                  ARTICLE SIX

                                      SEAL

              6.1. SEAL. The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" in parentheses or scroll accompanying the signature of an officer signing for and on behalf of the corporation shall be the seal of the corporation. The seal shall be in the custody of the Secretary or Assistant Secretary and affixed by him on the share certificates, unless a facsimile thereof is used, and on such other papers as may be directed by law, by these bylaws or by the Board of Directors.





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                                 ARTICLE SEVEN

                         INDEMNIFICATION AND INSURANCE

              7.1. INDEMNIFICATION OF DIRECTORS. The corporation shall indemnify and pay for or reimburse expenses, including payments in advance of final disposition of any proceeding, of each person who is or was a director of the corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the full extent permitted under sections 14-2-851 through 855 of the Georgia Business Corporation Code (the "Code"). (References to any provision of the Code shall also refer to any successor provisions of the laws of the State of Georgia.) If any such indemnification is requested pursuant to section 14-2-851 of the Code, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in section 14-2-855 of the Code as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in section 14-2-851(a) of the Code. Upon any such determination that such indemnification is proper, the corporation shall make indemnification payments of liability, cost, payment or expense asserted against, or paid or incurred by, him in his capacity as such to the maximum extent permitted by the Code.

              7.2. ADDITIONAL INDEMNIFICATION OF DIRECTORS. The corporation shall also indemnify and pay or reimburse liabilities and expenses incurred by each person who is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee or employee of another foreign or domestic corporation, partnership, joint





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venture, trust, employee benefit plan or other enterprise, including any liability or expense incurred in or as a result of a proceeding brought by or in the right of the corporation, to the full extent permitted by section 14-2-856 of the Code, subject to the conditions and limitations contained in that section; provided, however, that such indemnification (other than advances or reimbursements of expenses pursuant to section 14-2-856(c) of the Code) shall be made only if there has been a determination in the manner prescribed in section 14-2-855(b) of the Code that the director is entitled to such indemnification under this section 7.2 and section 14-2-856 of the Code.

              7.3 INDEMNIFICATION OF OFFICERS. Any officer of the corporation who is not a director shall be entitled to indemnification to the same extent as though he were a director.

              7.4 EXCLUSIVITY. The indemnification obligations of the corporation set forth in this Article shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which any party may be entitled under any provision of the Articles of Incorporation, these Bylaws, any general or specific action of the Board of Directors or the shareholders or any contract, in each case which is permitted by the Code.

              7.5 INSURANCE. The corporation may purchase and maintain insurance at its expense, to protect itself and any director, officer or employee of the corporation against any liability, cost, payment or expense asserted against or incurred by him in his capacity or arising from his status as a director, officer or employee of the corporation, or as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as to which capacity he is serving at the





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request of the corporation, whether or not the corporation would have the power to indemnify such person against such liability or expense.

                                 ARTICLE EIGHT

                                   AMENDMENT

              8.1. AMENDMENT. These bylaws may be amended at any meeting of the shareholders by the affirmative vote of a majority of the issued and outstanding shares of the corporation, or at any meeting of the directors of the corporation by an affirmative vote of a majority of all directors then holding office.

                                  ARTICLE NINE

                             BUSINESS COMBINATIONS

              9.1 BUSINESS COMBINATIONS. The provisions of sections 14-2-232 through 14-2-235 and the provisions of sections 14-2-236 through 14-2-238 of the Georgia Business Corporation Code or any successor provisions of the laws of the State of Georgia shall apply to all business combinations as defined therein, and the provisions of sections 14-2-232 through 14-2-235 and the provisions of sections 14-2-236 through 14-2-238 of said Code or any successor provisions of the laws of the State of Georgia are hereby incorporated into these bylaws by this reference.

                                     * * *





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